Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2014, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2014.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Brittany Schmelz	Andrea Simpson
Investor Relations Coordinator	Director, Marketing
301/998-8265	617/684-1511
bschmelz@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2014 OPERATING RESULTS

ROCKVILLE, Md. (October 30, 2014) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2014.

Financial Results
In the third quarter 2014, Federal Realty generated funds from operations available for common shareholders (FFO) of $84.5 million, or $1.23 per diluted share. This compares to FFO of $76.4 million, or $1.16 per diluted share, in third quarter 2013.  For the nine months ended September 30, 2014, Federal Realty reported FFO of $249.9 million, or $3.66 per diluted share, compared to $221.6 million, or $3.38 per diluted share for the same nine-month period in 2013. Excluding early extinguishment of debt, for the nine months ended September 30, 2013, Federal Realty reported FFO of $224.9 million, or $3.43 per diluted share.

Net income available for common shareholders was $46.9 million and earnings per diluted share was $0.69 for the quarter ended September 30, 2014 versus $62.0 million and $0.94, respectively, for third quarter 2013. Year-to-date, Federal Realty reported net income available for common shareholders of $129.0 million and earnings per diluted share of $1.91.  This compares to net income available for common shareholders of $133.8 million and earnings per diluted share of $2.04 for the nine months ended September 30, 2013.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance.  A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In third quarter 2014, same-center property operating income increased 3.3% over the prior year, excluding properties that are being redeveloped and 4.4% when including those properties.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2014 OPERATING RESULTS
October 30, 2014

The overall portfolio was 95.6% leased as of September 30, 2014, compared to 95.3% on June 30, 2014 and 95.3% on September 30, 2013.  Federal Realty’s same-center portfolio was 95.9% leased on September 30, 2014, compared to 95.5% on June 30, 2014 and 95.4% on September 30, 2013.

During the third quarter of 2014, Federal Realty signed 108 leases for 434,165 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 372,693 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 13%. The average contractual rent on this comparable space for the first year of the new leases is $35.69 per square foot, compared to the average contractual rent of $31.55 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 23% for third quarter 2014. As of September 30, 2014, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $25.36 per square foot.

“We are very pleased with another quarter of strong performance,” commented Don Wood, President and Chief Executive Officer, “as the core continues to power forward and the successful Phase I openings of Pike & Rose and Assembly Row drive increased visibility on additional opportunities for growth for many years to come.”

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.87 per share, resulting in an indicated annual rate of $3.48 per share. The regular common dividend will be payable on January 15, 2015,to common shareholders of record as of January 2, 2015.

Guidance
Federal Realty increased its guidance for 2014 FFO per diluted share to a range of $4.92 to $4.94, from $4.90 to $4.94. 2014 earnings per diluted share guidance is $2.57 to $2.61. In addition, Federal Realty provided initial 2015 FFO per diluted share guidance of $5.26 to $5.34 and 2015 earnings per diluted share guidance of $2.86 to $2.94.

Summary of Other Quarterly Activities and Recent Developments

•
October 30, 2014 - Federal Realty announced that it is proceeding with Phase II of Pike & Rose, which will add 185,000 square feet of new retail space, 264 high-end apartments, 104 luxury condominium residences, over 800 new parking spaces, and a 177-room, Canopy by Hilton hotel. The hotel, one of the first of Hilton’s new lifestyle brand, will be developed by a partnership between Federal Realty and the Buccini/Pollin Group.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2014 OPERATING RESULTS
October 30, 2014

•
September 10, 2014- Federal Realty’s Assembly Row announced several key grand opening milestones: Assembly Station opened for business on the MBTA’s Orange Line, connecting the Assembly Row neighborhood to the Line’s 200,000 daily riders; 43 of 59 tenants in the initial phase, including the Marketplace, are now open and operating; and Partners Healthcare commenced construction to bring more than 700,000 square feet of office to relocate over 4,500 employees to Assembly Row starting in late 2016.

•
August 28, 2014 - Federal Realty amended its term loan agreement, lowering the spread over LIBOR by 40 basis points to 90 basis points based on the Trust’s current credit rating and providing the Trust an option to extend the November 2018 maturity date by one year.

•
July 24, 2014 - Federal Realty’s partnership with a discretionary fund created and advised by ING Clarion Partners closed on the sale of Pleasant Shops in South Weymouth, Massachusetts for a sales price of $34.3 million. As a result of this sale, the Trust recorded a gain of approximately $4.4 million.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2014 earnings conference call, which is scheduled for October 31, 2014, at 11 a.m. Eastern Daylight Time.  To participate, please call (877) 445-3230 five to ten minutes prior to the call start time and use the passcode 94267792 (required).  Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call.  A telephone recording of the call will also be available through November 7, 2014, by dialing (855) 859-2056 and using the passcode 94267792.

About Federal Realty
Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 20 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.8 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.6% leased to national, regional, and local retailers as of September 30, 2014, with no single tenant accounting for more than approximately 3.2% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 47 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2014 OPERATING RESULTS
October 30, 2014

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2014, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 11,2014.

Federal Realty Investment Trust
Summarized Income Statements
September 30, 2014
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$166,112	$154,308	$494,688	$460,136
Other property income	3,622	3,480	11,347	9,661
Mortgage interest income	1,204	1,242	3,678	3,770
Total revenue	170,938	159,030	509,713	473,567
Expenses
Rental expenses	31,908	29,045	100,443	86,755
Real estate taxes	20,374	18,400	58,238	53,604
General and administrative	8,374	7,543	24,202	22,902
Depreciation and amortization	42,660	39,341	127,403	119,615
Total operating expenses	103,316	94,329	310,286	282,876
Operating income	67,622	64,701	199,427	190,691
Other interest income	2	70	45	165
Interest expense	(23,422)	(25,762)	(69,772)	(80,314)
Early extinguishment of debt	—	—	—	(3,399)
Income from real estate partnership	446	381	909	1,065
Income from continuing operations	44,648	39,390	130,609	108,208
Discontinued operations
Discontinued operations - income	—	115	—	942
Discontinued operations - gain on sale of real estate	—	23,861	—	23,861
Results from discontinued operations	—	23,976	—	24,803
Income before gain on sale of real estate	44,648	63,366	130,609	133,011
Gain on sale of real estate	—	—	—	4,994
Gain on sale of real estate in real estate partnership	4,401	—	4,401	—
Net income	49,049	63,366	135,010	138,005
Net income attributable to noncontrolling interests	(1,974)	(1,268)	(5,637)	(3,780)
Net income attributable to the Trust	47,075	62,098	129,373	134,225
Dividends on preferred shares	(136)	(136)	(406)	(406)
Net income available for common shareholders	$46,939	$61,962	$128,967	$133,819

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.62	$0.57	$1.84	$1.58
Discontinued operations	—	0.37	—	0.38
Gain on sale of real estate	0.07	—	0.07	0.08
	$0.69	$0.94	$1.91	$2.04

Weighted average number of common shares, basic	67,559	65,504	67,095	65,118

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.62	$0.57	$1.84	$1.58
Discontinued operations	—	0.37	—	0.38
Gain on sale of real estate	0.07	—	0.07	0.08
	$0.69	$0.94	$1.91	$2.04

Weighted average number of common shares, diluted	67,732	65,647	67,261	65,271

Federal Realty Investment Trust
Summarized Balance Sheets
September 30, 2014
	September 30,	December 31,
	2014	2013
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $281,960 and $265,138 of consolidated variable interest entities, respectively)	$5,052,378	$4,618,258
Construction-in-progress	484,414	531,205
	5,536,792	5,149,463
Less accumulated depreciation and amortization (including $24,714 and $19,086 of consolidated variable interest entities, respectively)	(1,431,466)	(1,350,471)
Net real estate	4,105,326	3,798,992
Cash and cash equivalents	23,917	88,927
Accounts and notes receivable, net	104,746	84,838
Mortgage notes receivable, net	51,191	55,155
Investment in real estate partnership	32,717	32,264
Prepaid expenses and other assets	161,501	159,118
TOTAL ASSETS	$4,479,398	$4,219,294

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $188,189 and $202,782 of consolidated variable interest entities, respectively)	701,914	660,127
Notes payable	301,556	300,822
Senior notes and debentures	1,361,466	1,360,913
Accounts payable and other liabilities	341,998	321,710
Total liabilities	2,706,934	2,643,572
Redeemable noncontrolling interests	110,865	104,425
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,563,325	1,438,163
Total shareholders' equity of the Trust	1,573,322	1,448,160
Noncontrolling interests	88,277	23,137
Total shareholders' equity	1,661,599	1,471,297
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,479,398	$4,219,294

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
September 30, 2014
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$49,049	$63,366	$135,010	$138,005
Net income attributable to noncontrolling interests	(1,974)	(1,268)	(5,637)	(3,780)
Gain on sale of real estate	(4,401)	(23,861)	(4,401)	(28,855)
Depreciation and amortization of real estate assets	37,964	35,334	114,012	107,730
Amortization of initial direct costs of leases	3,193	2,680	8,971	8,087
Depreciation of joint venture real estate assets	352	374	1,202	1,121
Funds from operations	84,183	76,625	249,157	222,308
Dividends on preferred shares	(136)	(136)	(406)	(406)
Income attributable to operating partnership units	798	223	2,229	665
Income attributable to unvested shares	(378)	(344)	(1,128)	(1,001)
FFO	$84,467	$76,368	$249,852	$221,566
Early extinguishment of debt, net of allocation to unvested shares	—	—	—	3,383
FFO excluding early extinguishment of debt	$84,467	$76,368	$249,852	$224,949
Weighted average number of common shares, diluted	68,649	65,933	68,179	65,568

FFO per diluted share	$1.23	$1.16	$3.66	$3.38

FFO excluding early extinguishment of debt, per diluted share	$1.23	$1.16	$3.66	$3.43

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$70,270	$76,386	$222,558	$199,970
Tenant improvements and incentives	7,353	8,878	21,576	20,750
Total non-maintenance capital expenditures	77,623	85,264	244,134	220,720
Maintenance capital expenditures	4,372	5,555	9,527	11,503
Total capital expenditures	$81,995	$90,819	$253,661	$232,223

Dividends and Payout Ratios
Regular common dividends declared	$59,268	$51,485	$164,506	$146,940

Dividend payout ratio as a percentage of FFO	70%	67%	66%	66%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
September 30, 2014
	September 30,
	2014	2013
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	69,046	66,322
Market price per common share	$118.46	$101.45
Common equity market capitalization including operating partnership units	$8,179,189	$6,728,367

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	8,189,189	6,738,367

Total debt (3)	2,364,936	2,306,198

Total market capitalization	$10,554,125	$9,044,565

Total debt to market capitalization at the current market price	22%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	99%	100%
Variable rate debt	1%	<1%
	100%	100%
Notes:

1)	Amounts include 917,255 and 285,722 operating partnership units outstanding at September 30, 2014 and 2013, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts, from our consolidated balance sheet. It does not include $10.3 million and $17.1 million at September 30, 2014 and 2013 respectively, which is the Trust's 30% share of the total mortgages payable of $34.4 million and $57.0 million at September 30, 2014 and 2013, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
September 30, 2014
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)
Minimum rents
Retail and commercial (1)	$118,412	$111,928	$351,317	$334,628
Residential	9,640	7,196	25,994	21,525
Cost reimbursements	32,842	30,364	102,459	89,850
Percentage rent	2,363	1,912	6,531	6,036
Other	2,855	2,908	8,387	8,097
Total rental income	$166,112	$154,308	$494,688	$460,136

Notes:

1)
Minimum rents include $1.3 million and $1.1 million for the three months ended September 30, 2014 and 2013, and $3.5 million and $3.7 million for the nine months ended September 30, 2014 and 2013, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.6 million and $0.8 million for the three months ended September 30, 2014 and 2013, and $1.8 million and $2.3 million for the nine months ended September 30, 2014 and 2013, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
September 30, 2014
	As of September 30, 2014
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (5)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
THE AVENUE at White Marsh	1/1/2015	5.46%	53,064
Barracks Road	11/1/2015	7.95%	36,265
Hauppauge	11/1/2015	7.95%	13,671
Lawrence Park	11/1/2015	7.95%	25,704
Wildwood	11/1/2015	7.95%	22,594
Wynnewood	11/1/2015	7.95%	26,196
Brick Plaza	11/1/2015	7.42%	26,630
East Bay Bridge	3/1/2016	5.13%	61,224
Plaza El Segundo	8/5/2017	6.33%	175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	44,751
The Grove at Shrewsbury (West)	3/1/2018	6.38%	11,295
Rollingwood Apartments	5/1/2019	5.54%	22,230
29th Place	1/31/2021	5.91%	4,987
Montrose Crossing	1/10/2022	4.20%	76,241
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	7,123
Subtotal			618,475
Net unamortized premium			11,786
Total mortgages payable			630,261		5.36%

Notes payable
Unsecured fixed rate
Term loan (2)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	6,156
Unsecured variable rate
Escondido (Municipal bonds) (3)	10/1/2016	0.07%	9,400
Revolving credit facility (4)	4/21/2017	LIBOR + 0.90%	11,000
Total notes payable			301,556		2.89%	(6)

Senior notes and debentures
Unsecured fixed rate
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,369,200
Net unamortized discount			(7,734)
Total senior notes and debentures			1,361,466		4.55%

Capital lease obligations
Various	Various through 2106	Various	71,653		8.04%
Total debt and capital lease obligations			$2,364,936

Total fixed rate debt and capital lease obligations			$2,344,536	99%	4.69%
Total variable rate debt			20,400	1%	1.16%	(6)
Total debt and capital lease obligations			$2,364,936	100%	4.66%	(6)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2013		2014		2013
Operational Statistics
Excluding early extinguishment of 5.40% senior notes in 2013:
Ratio of EBITDA to combined fixed charges and preferred share dividends (7) (8)	4.02	x	4.23	x	3.83	x	3.71	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (7) (8)	3.86	x	3.45	x	3.78	x	3.39	x
Including early extinguishment of 5.40% senior notes in 2013:
Ratio of EBITDA to combined fixed charges and preferred share dividends (7)	4.02	x	4.23	x	3.83	x	3.58	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (7)	3.86	x	3.45	x	3.78	x	3.27	x

Notes:

1)	Mortgages payable do not include our 30% share ($10.3 million) of the $34.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

3)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

4)
The maximum amount drawn under our revolving credit facility during the nine months ended September 30, 2014 was $58.5 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.07%.

5)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 6.

6)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had a balance of $11.0 million on September 30, 2014. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 2. The term loan is included in fixed rate debt.

7)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. EBITDA includes a $4.4 million gain on sale for the three and nine months ended September 30, 2014, and a $23.9 million and $28.9 million gain on sale for the three and nine months ended September 30, 2013, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

8)
Fixed charges exclude the $3.4 million of early extinguishment of debt charge for the nine months ended September 30, 2013, related to the make-whole premium paid as part of the early redemption of our 5.40% senior notes and the write-off of related unamortized debt fees.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2014
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2014	$2,714	$—		$2,714		0.1%	0.1%	—%
2015	9,197	198,391		207,588		8.8%	8.9%	7.3%
2016	4,493	194,013		198,506		8.4%	17.3%	4.6%
2017	4,196	427,732	(1)	431,928		18.3%	35.6%	5.3%	(4)
2018	3,366	285,502		288,868		12.2%	47.8%	2.9%
2019	3,172	20,160		23,332		1.0%	48.8%	5.7%
2020	3,176	150,000		153,176		6.5%	55.3%	6.0%
2021	3,099	3,625		6,724		0.3%	55.6%	6.1%
2022	1,226	313,618		314,844		13.4%	69.0%	3.5%
2023	1,283	330,010		331,293		14.0%	83.0%	3.9%
Thereafter	21,210	380,701		401,911		17.0%	100.0%	4.9%
Total	$57,132	$2,303,752		$2,360,884	(2)	100.0%
Notes:

1)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017 subject to a one-year extension at our option. As of September 30, 2014, there was $11.0 million outstanding on our revolving credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans and senior notes as of September 30, 2014.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
September 30, 2014

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 225,500 square feet of office space, 1,500 square feet of retail space, and 670 parking spaces	7.5% - 8.5%	$110 - $120	$8	2017
The Point	El Segundo, CA	Addition of 90,000 square feet of retail, and 25,000 square feet of office space	8%	$80	$51	2015
Santana Row - Lot 8B	San Jose, CA	Addition of a 5-story rental apartment building, which includes 212 residential units and associated parking	8%	$77	$75	2014
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$20	$18	2014/2015
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$14	$1	2016
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building	7%	$14	$1	2016
Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$14	$10	2014/2015
Mercer Mall	Lawrenceville, NJ	Addition of 27,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site and anchor box	12%	$12	$6	2015
Hollywood Blvd - Petersen Building	Hollywood, CA	Redevelop/retenant building including conversion of 2nd floor parking to retail space	17%	$9	$7	2015
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	23%	$6	$4	2015
East Bay Bridge	Emeryville, CA	Reconfigure two existing spaces consisting of 48,000 square feet to accommodate two new tenants, add two new restaurant tenants, and courtyard renovations	10%	$4	$1	2015
Ellisburg	Cherry Hill, NJ	Property repositioning through retenanting, including new grocer and façade renovation	18%	$4	$3	2014
Barracks Road	Charlottesville, VA	11,800 square foot multi-tenant pad building	13%	$4	$4	2014
Flourtown	Flourtown, PA	New 75,000 square foot grocer and new 38,000 square foot movie theater	15%	$3	$2	2015
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$2	2014
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	8%	$2	$0	2015
Third Street Promenade	Santa Monica, CA	Building modified to convert second floor space to office to accommodate new first floor retail and second floor office tenants	25%	$1	$1	2015
Troy	Parsippany, NY	New 4,000 square foot pad building	18%	$1	$0	2015
Brick	Brick, NJ	New restaurant pad building	18%	$1	$0	2014
Finley Square	Downers Grove, IL	New 2,000 square foot pad building	17%	$1	$0	2015
Huntington Square	East Northport, NY	Infrastructure investment to create additional restaurant capacity	10%	$1	$1	2014
Total Active Redevelopment projects (4)			9%	$380 - $390	$195

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Pike & Rose and Assembly Row
September 30, 2014

Property (1)	Location	Opportunity	Projected ROI (2)		Total Cost (3)	Costs to Date	Anticipated Stabilization	Expected Opening Timeframe	Anchor and other significant tenants
					(in millions)	(in millions)

Pike & Rose - Phase I	Rockville, MD	Ground up mixed use development. Phase I consists of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	8% - 9%		$245 - $255	$201	2015/2016	•174 unit residential building opened •Grand Opening of Retail in Fall 2014 •Office and 319 unit residential building to deliver in 2015	iPic Theater, Sport & Health, Del Frisco's Grille, M Street Kitchen
Pike & Rose - Phase II	Rockville, MD	Ground up mixed use development. Phase II consists of approximately 185,000 square feet of retail, 264 residential units, and a 177 room hotel.	7% - 8%		$195 - $200	$16	2018/2019	Projected opening - early 2017	Pinstripes, Canopy by Hilton
	Rockville, MD	104 for-sale condominium units	—	(4)	$50 - $53	$3
		Total Pike & Rose - Initial Phases	7.5% - 8.5%	(4)	$490 - $508	$220

Assembly Row - Phase I	Somerville, MA	Ground up mixed use development. Initial phase consists of 450 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 326,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop has been constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%		$190 - $200	$180	2015	•Opened •T Station opened September 2014 •Office to deliver in 2015	AMC Theatre, LEGOLAND Discovery Center, Saks Fifth Avenue Off 5th, Nike, Brooks Brothers, Legal on the Mystic, Earl's, Papagayo

		Total Assembly Row and Pike & Rose	7% - 7.5%	(4)	$680 - $708	$400

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.
(4)	Condos shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
September 30, 2014

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	THE AVENUE @ White Marsh	Baltimore, MD	Flourtown	Flourtown, PA
	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Eastgate	Chapel Hill, NC	Mercer Mall	Lawrenceville, NJ
	Escondido	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Assembly Row	Somerville, MA	Fresh Meadows	Queens, NY
	Barracks Road	Charlottesville, VA	Mercer Mall	Lawrenceville, NJ
	Bethedsa Row	Bethesda, MD	Montrose Crossing	Rockville, MD
	Crossroads	Highland Park, IL	Third Street Promenade	Santa Monica, CA
	Darien	Darien, CT	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village at Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL	Towson land parcel	Towson, MD
	Leesburg Plaza	Leesburg, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	Rockville, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase I include approximately 3.0 million square feet of commercial-use buildings, 1,393 residential units, and a 170 room hotel.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1.0 million square feet of commercial-use buildings and 744 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 69,000 square feet of commercial space for retail and office; we are currently seeking additional entitlements.

Federal Realty Investment Trust
2014 Significant Acquisition & Disposition
September 30, 2014

2014 Significant Acquisition
Date	Property	City/State	GLA	Purchase Price		Principal Tenants
			(in square feet)	(in millions)
January 1, 2014	The Grove at Shrewsbury/ Brook 35	Shrewsbury, NJ/ Sea Girt, NJ	286,000	$161.0	(1)	Anthropologie / Banana Republic / Brooks Brothers / Coach / Pottery Barn / Williams-Sonoma

(1) Our effective economic interest approximates 84% and was funded by the assumption of our share of $68 million of mortgage debt, 632,000 downREIT operating partnership units, and $13 million of cash.

2014 Disposition - 30% Owned Joint Venture
Date	Property	City/State	GLA	Sales Price	Total Gain	Federal Realty Share of Gain
			(in square feet)	(in millions)	(in millions)	(in millions)
July 24, 2014	Pleasant Shops	Weymouth, MA	131,000	$34.3	$14.5	$4.4

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$222,381		533,000	98%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(3)	Washington, DC-MD-VA	1965	78,823		328,000	99%	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,758		35,000	67%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,761		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,781		248,000	100%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	36,224		119,000	100%			DSW / Maggiano's / Nordstrom Rack / Marshall's
Gaithersburg Square		Washington, DC-MD-VA	1993	25,727		207,000	91%			Bed, Bath & Beyond / Ross Dress For Less
Graham Park		Washington, DC-MD-VA	1983	33,734		260,000	92%	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,698		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	51,556		389,000	79%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,411		236,000	93%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	2011/2013	152,929	76,241	364,000	99%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	80,702		570,000	97%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,604		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,711		227,000	100%	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	98,181		299,000	97%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	1982/2007/2012	265,247		20,000	100%
Pike 7		Washington, DC-MD-VA	1997	36,202		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	31,728		262,000	87%			L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	2006-2007	50,020	4,512	187,000	87%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,792	22,230	N/A	95%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,479		49,000	79%			Petco
Tower		Washington, DC-MD-VA	1998	21,269		109,000	92%	26,000	L.A. Mart	Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,488		49,000	95%	11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	59,569	6,480	261,000	97%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,423	22,594	84,000	91%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,460,198		5,309,000	95%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,580		265,000	95%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	40,135		295,000	96%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,023		268,000	93%	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	13,686		160,000	97%	75,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	21,530		219,000	99%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	31,687	25,704	355,000	97%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,899		288,000	89%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,687		123,000	85%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,816		212,000	99%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	39,747	26,196	251,000	98%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		275,790		2,436,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,122		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005/2007	86,020		242,000	97%	58,000	Sprouts	Rite Aid / Sports Authority

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	167,779	61,224	438,000	100%	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido	(3)	San Diego, CA	1996/2010	47,006		298,000	98%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,875		24,000	100%
Hollywood Blvd	(3)	Los Angeles-Long Beach, CA	1999	46,940		155,000	100%	15,000	Fresh & Easy	DSW / L.A. Fitness / Marshall's
Kings Court	(5)	San Jose, CA	1998	11,606		80,000	100%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,615		95,000	97%			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(3)(7)	Los Angeles-Long Beach, CA	2011	246,052	175,000	381,000	99%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	690,052		649,000	97%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,326		209,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	138,803		637,000	98%	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory
150 Post Street		San Francisco, CA	1997	37,219		104,000	100%			H&M
		Total California		1,611,415		3,381,000	98%
NY Metro / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	60,264	26,630	422,000	89%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Brook 35	(5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	45,596	11,500	98,000	94%			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,129		95,000	95%	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	79,716		404,000	100%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,110	13,671	134,000	99%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,760		279,000	100%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	12,327		74,000	93%			Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	69,757		246,000	63%	54,000	Waldbaum's	Dick’s Sporting Goods / Marshalls
Mercer Mall	(6)	Trenton, NJ	2003	113,546	55,754	501,000	96%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
The Grove at Shrewsbury	(5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	120,193	56,046	188,000	100%			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	29,502		207,000	99%	64,000	Pathmark	L.A. Fitness
		Total NY Metro/New Jersey		664,869		2,684,000	93%
New England
Assembly Row/Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	2005-2011	417,668		594,000	100%			AMC Theatre / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Banana Republic / Bed, Bath & Beyond / LOFT / TJ Maxx / Earls Kitchen + Bar / Legal on the Mystic
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,679	7,123	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	34,881		241,000	97%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,681		223,000	96%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,058		149,000	100%	50,000	Hannaford	TJ Maxx / HomeGoods

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,815		168,000	100%	55,000	Super Stop & Shop	Kmart
		Total New England		684,150		1,645,000	99%
Baltimore
Governor Plaza		Baltimore, MD	1985	26,418		242,000	97%	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	29,926		395,000	96%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	97,404	53,064	298,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,430		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,109		80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,223		73,000	100%
		Total Baltimore		232,510		1,120,000	98%
Chicago
Crossroads		Chicago, IL	1993	31,137		168,000	93%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,637		314,000	94%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,672		140,000	95%	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,566		129,000	89%	77,000	Jewel Osco
		Total Chicago		93,012		751,000	93%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,688		130,000	98%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	56,111		179,000	74%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011/2014	82,720		374,000	99%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		179,519		683,000	92%
Other
Barracks Road		Charlottesville, VA	1985	60,234	36,265	497,000	97%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,340		267,000	93%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	27,305		153,000	98%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,216		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Houston St		San Antonio, TX	1998	62,030		172,000	94%			Hotel Valencia / Walgreens
Lancaster	(6)	Lancaster, PA	1980	13,533	4,907	127,000	97%	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,251	4,987	169,000	98%			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	83,420		445,000	91%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		335,329		2,047,000	95%

Grand Total				$5,536,792	$690,128	20,056,000	96%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Pike & Rose and Assembly Row schedule.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	Includes a 100% owned, 8.1 acre land parcel being used for The Point redevelopment.
(8)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2014

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2014	90	100%	372,693	$35.69	$31.55	$1,542,966	13%	23%	7.4	$11,381,523	$30.54	(7)
2nd Quarter 2014	109	100%	536,819	$34.93	$30.13	$2,572,606	16%	30%	7.3	$9,774,179	$18.21	(7)
1st Quarter 2014	71	100%	328,355	$31.84	$27.01	$1,583,057	18%	29%	7.3	$7,815,348	$23.80	(7)
4th Quarter 2013	82	100%	395,906	$27.24	$21.73	$2,182,320	25%	38%	7.4	$7,040,879	$17.78	(7)
Total - 12 months	352	100%	1,633,773	$32.62	$27.79	$7,880,949	17%	30%	7.4	$36,011,929	$22.04

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2014	38	42%	177,145	$33.16	$28.85	$763,753	15%	22%	9.0	$11,087,445	$62.59	(7)
2nd Quarter 2014	37	34%	224,858	$32.65	$25.06	$1,706,360	30%	50%	9.0	$9,260,234	$41.18	(7)
1st Quarter 2014	26	37%	176,649	$25.73	$22.16	$629,580	16%	27%	10.2	$7,649,978	$43.31	(7)
4th Quarter 2013	27	33%	109,673	$31.45	$23.43	$878,831	34%	52%	9.6	$6,458,712	$58.89	(7)
Total - 12 months	128	36%	688,325	$30.81	$25.03	$3,978,524	23%	36%	9.4	$34,456,369	$50.06

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2014	52	58%	195,548	$37.98	$33.99	$779,213	12%	25%	6.2	$294,078	$1.50
2nd Quarter 2014	72	66%	311,961	$36.56	$33.79	$866,246	8%	20%	6.2	$513,945	$1.65
1st Quarter 2014	45	63%	151,706	$38.95	$32.66	$953,477	19%	31%	5.1	$165,370	$1.09
4th Quarter 2013	55	67%	286,233	$25.63	$21.08	$1,303,489	22%	31%	6.3	$582,167	$2.03	(7)
Total - 12 months	224	64%	945,448	$33.93	$29.80	$3,902,425	14%	25%	6.0	$1,555,560	$1.65

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2014					108	434,165		$36.22	7.7	$14,045,241	$32.35
2nd Quarter 2014					128	622,916		$35.83	7.7	$11,584,637	$18.60
1st Quarter 2014					78	364,034		$31.62	7.6	$8,445,438	$23.20
4th Quarter 2013					99	484,144		$27.84	8.0	$7,723,079	$15.95
Total - 12 months					413	1,905,259		$33.08	7.7	$41,798,395	$21.94

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $6.1 million ($11.89 per square foot) in 3rd Quarter 2014, $5.6 million ($7.30 per square foot) in 2nd Quarter 2014, $5.1 million ($12.38 per square foot) in 1st Quarter 2014 and $1.5 million ($3.09 per square foot) in 4th Quarter 2013 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, Hollywood Boulevard) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Pike & Rose and Assembly Row schedule.

Federal Realty Investment Trust
Lease Expirations
September 30, 2014

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2014	47,000	0%	$16.61	268,000	3%	$24.78	315,000	2%	$23.56
2015	457,000	4%	$14.82	766,000	10%	$32.68	1,224,000	6%	$26.00
2016	832,000	8%	$17.23	1,120,000	14%	$34.71	1,951,000	10%	$27.26
2017	1,414,000	13%	$16.91	1,177,000	15%	$36.03	2,591,000	14%	$25.60
2018	1,443,000	13%	$14.78	993,000	13%	$38.69	2,436,000	13%	$24.52
2019	1,761,000	16%	$18.02	828,000	10%	$35.46	2,589,000	14%	$23.60
2020	773,000	7%	$17.06	593,000	7%	$36.42	1,365,000	7%	$25.47
2021	643,000	6%	$19.93	477,000	6%	$39.87	1,120,000	6%	$28.42
2022	815,000	8%	$16.60	453,000	6%	$39.40	1,268,000	7%	$24.76
2023	444,000	4%	$21.93	466,000	6%	$37.54	910,000	5%	$29.93
Thereafter	2,255,000	21%	$18.18	831,000	10%	$39.06	3,087,000	16%	$23.80
Total (3)	10,884,000	100%	$17.37	7,972,000	100%	$36.27	18,856,000	100%	$25.36

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2014	47,000	0%	$16.61	233,000	3%	$23.33	280,000	2%	$22.21
2015	80,000	1%	$31.58	487,000	6%	$32.21	567,000	3%	$32.12
2016	37,000	0%	$23.94	540,000	7%	$37.41	577,000	3%	$36.56
2017	210,000	2%	$23.28	630,000	8%	$38.70	840,000	5%	$34.84
2018	297,000	3%	$15.24	501,000	6%	$42.00	798,000	4%	$32.04
2019	429,000	4%	$20.01	479,000	6%	$38.49	908,000	5%	$29.76
2020	143,000	1%	$19.89	480,000	6%	$35.23	623,000	3%	$31.71
2021	185,000	2%	$12.29	628,000	8%	$36.87	813,000	4%	$31.27
2022	135,000	1%	$24.11	508,000	6%	$33.44	643,000	3%	$31.48
2023	348,000	3%	$16.81	456,000	6%	$38.32	804,000	4%	$29.01
Thereafter	8,973,000	83%	$17.02	3,030,000	38%	$36.12	12,003,000	64%	$21.84
Total (3)	10,884,000	100%	$17.37	7,972,000	100%	$36.27	18,856,000	100%	$25.36

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2014.
(3)	Represents occupied square footage as of September 30, 2014.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2014

Overall Portfolio Statistics (1)	At September 30, 2014			At September 30, 2013

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	20,056,000	19,172,000	95.6%	19,531,000	18,623,000	95.3%

Residential Properties (units)	1,500	1,391	92.7%	1,114	1,055	94.7%

Same Center Statistics (1)	At September 30, 2014			At September 30, 2013

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,873,000	16,177,000	95.9%	16,876,000	16,096,000	95.4%

Residential Properties (units)	1,058	1,001	94.6%	1,058	1,011	95.6%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At September 30, 2014 leased percentage was 98.6% for anchor tenants and 91.8% for small shop tenants.
(4)	Occupied percentage was 94.7% and 94.6% at September 30, 2014 and 2013, respectively, and same center occupied percentage was 95.4% and 94.8% at September 30, 2014 and 2013, respectively.
(5)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2014

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,258,000	3.19%	898,000	4.48%	15
2	Bed, Bath & Beyond, Inc.	$12,754,000	2.67%	736,000	3.67%	20
3	TJX Companies, The	$10,770,000	2.25%	705,000	3.52%	21
4	Gap, Inc., The	$9,984,000	2.09%	301,000	1.50%	20
5	L.A. Fitness International LLC	$8,241,000	1.72%	371,000	1.85%	9
6	CVS Corporation	$6,780,000	1.42%	189,000	0.94%	16
7	Best Buy Stores, L.P.	$5,858,000	1.22%	212,000	1.06%	6
8	DSW, Inc	$5,816,000	1.22%	200,000	1.00%	9
9	Home Depot, Inc.	$5,435,000	1.14%	438,000	2.18%	5
10	Barnes & Noble, Inc.	$5,117,000	1.07%	214,000	1.07%	8
11	Michaels Stores, Inc.	$4,636,000	0.97%	266,000	1.33%	11
12	Whole Foods Market, Inc.	$4,425,000	0.92%	167,000	0.83%	4
13	Dick's Sporting Goods, Inc.	$4,375,000	0.91%	206,000	1.03%	5
14	AMC Entertainment Inc.	$4,294,000	0.90%	229,000	1.14%	5
15	Staples, Inc.	$3,833,000	0.80%	178,000	0.89%	9
16	Riverbed Technology, Inc.	$3,705,000	0.77%	83,000	0.41%	2
17	Ross Stores, Inc.	$3,644,000	0.76%	208,000	1.04%	7
18	Kroger Co., The	$3,528,000	0.74%	311,000	1.55%	7
19	Wells Fargo Bank, N.A.	$3,248,000	0.68%	51,000	0.25%	14
20	PETsMART, Inc.	$3,246,000	0.68%	150,000	0.75%	6
21	Dress Barn, Inc., The	$3,224,000	0.67%	133,000	0.66%	19
22	Bank of America, N.A.	$3,189,000	0.67%	64,000	0.32%	19
23	A.C. Moore, Inc.	$3,107,000	0.65%	161,000	0.80%	7
24	Sports Authority Inc., The	$3,080,000	0.64%	179,000	0.89%	4
25	Container Store, Inc., The	$3,071,000	0.64%	74,000	0.37%	3
	Totals - Top 25 Tenants	$140,618,000	29.39%	6,724,000	33.53%	251

	Total: (1)	$478,561,000	(2)	20,056,000	(3)	2,613

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of September 30, 2014.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
September 30, 2014

	2014 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$183	$186
Net income attributable to noncontrolling interests	(8)	(8)
Gain on sale of real estate in real estate partnership	(4)	(4)
Depreciation and amortization of real estate & joint venture real estate assets	153	153
Amortization of initial direct costs of leases	11	11
Funds from operations	336	337
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	3	3
Income attributable to unvested shares	(1)	(1)
FFO	$337	$338

Weighted average number of common shares, diluted	68.4	68.4

FFO per diluted share	$4.92	$4.94

	2015 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$209	$214
Net income attributable to noncontrolling interests	(9)	(9)
Gain on sale of real estate	—	—
Depreciation and amortization of real estate & joint venture real estate assets	155	155
Amortization of initial direct costs of leases	13	13
Funds from operations	367	373
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	4	4
Income attributable to unvested shares	(1)	(1)
FFO	$369	$375

Weighted average number of common shares, diluted	70.2	70.2

FFO per diluted share	$5.26	$5.34

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
September 30, 2014
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,358	$4,631	$13,821	$14,075
Other property income	76	11	100	140
	4,434	4,642	13,921	14,215
Expenses
Rental	627	702	2,911	2,609
Real estate taxes	531	619	1,747	1,847
Depreciation and amortization	1,304	1,369	4,381	4,099
	2,462	2,690	9,039	8,555
Operating income	1,972	1,952	4,882	5,660
Interest expense	(617)	(840)	(2,237)	(2,523)
Net income before gain on sale of real estate	1,355	1,112	2,645	3,137
Gain on sale of real estate	14,507	—	14,507	—
Net income	$15,862	$1,112	$17,152	$3,137

			September 30,	December 31,
			2014	2013
			(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost			$187,113	$210,703
Less accumulated depreciation and amortization			(37,158)	(39,836)
Net real estate			149,955	170,867
Cash and cash equivalents			2,515	2,210
Other assets			6,020	5,668
TOTAL ASSETS			$158,490	$178,745

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable			$34,385	$56,922
Other liabilities			3,169	4,100
Total liabilities			37,554	61,022
Partners' capital			120,936	117,723
TOTAL LIABILITIES AND PARTNERS' CAPITAL			$158,490	$178,745

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
September 30, 2014
			Stated Interest Rate as of September 30, 2014

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Barcroft Plaza		7/1/2016	5.99%	(a)	20,785
Greenlawn Plaza		7/1/2016	5.90%		13,600
		Total Fixed Rate Debt			$34,385

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2014	$—	$—	$—		—%	—%
2015	—	—	—		—%	—%
2016	—	34,385	34,385		100%	100%
Total	$—	$34,385	$34,385		100.0%

Notes:
(a)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture
September 30, 2014
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage Obligation	GLA	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,591	$20,785	100,000	79%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,819		279,000	87%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,762		96,000	60%			CVS
	Total Washington Metropolitan Area		123,172		475,000	80%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,810	13,600	106,000	97%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,810		106,000	97%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	20,119		123,000	70%	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,012		116,000	100%	46,000	Roche Bros.	Burlington Coat Factory
	Total New England		43,131		239,000	85%
Grand Totals			$187,113	$34,385	820,000	83%

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2014 and 2013 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)
Net income	49,049	63,366	135,010	138,005
Depreciation and amortization	42,660	39,408	127,403	119,885
Interest expense	23,422	25,762	69,772	80,314
Early extinguishment of debt	—	—	—	3,399
Other interest income	(2)	(70)	(45)	(165)
EBITDA	115,129	128,466	332,140	341,438
Gain on sale of real estate	(4,401)	(23,861)	(4,401)	(28,855)
Adjusted EBITDA	$110,728	$104,605	$327,739	$312,583

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.